Exhibit 23.1
EXHIBIT 23.1
HARVEST NATURAL RESOURCES, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134630, 333-115841, 333-94823, 333-49114 and 333-85900) and Form S-3 (No. 333-162858) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 16, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 16, 2010